EXHIBIT 3(a)

                              AMENDED AND RESTATED

                                   BYLAWS OF

                             FORT JAMES CORPORATION

                             (as of April 23, 1998)

                      ARTICLE I - MEETINGS OF STOCKHOLDERS

         Section 1.1 Closing of Transfer Books and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors or the Executive Committee shall fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 70 days before the meeting or action. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this article, such determination shall apply to any adjournment thereof, except as is otherwise provided by law.

         Section 1.2 Place and Time of Meetings. Meetings of stockholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting.

         Section 1.3 Organization and Order of Business. The Chairman of the Board of Directors (the "Chairman") or, in his absence, the President shall serve as chairman at all meetings of the stockholders. In the absence of both of the foregoing officers or if both of them decline to serve, a majority of the shares entitled to vote at such meeting may appoint any person to act as Chairman. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the Secretary nor any Assistant Secretary is present, the Chairman may appoint any person to act as secretary of the meeting.

         The Chairman shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he may deem necessary or desirable for the proper conduct of each meeting of the stockholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) the dismissal of business not properly presented, (ii) the maintenance of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation,
(iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not stockholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) the commencement, conduct and close of voting on any matter.

                                      E-1

         Section 1.4 Annual Meeting. The annual meeting of stockholders shall be held on the third or fourth Thursday in April of each year as set by the Board of Directors or on such other dates as shall be approved by the Board of Directors.

         At each annual meeting of stockholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation who is a stockholder of record of a class of shares entitled to vote on such business at the time of the giving of the notice hereinafter described in this Section 1.4 and who complies with the notice procedures set forth in this Section 1.4. In order to bring business before an annual meeting of stockholders, a stockholder, in addition to complying with any other applicable requirements, must have given timely written notice of his intention to bring such business before the meeting to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation and received (i) on or after December 1st of the year immediately preceding the year in which the meeting will be held and before January 1st of the year in which the meeting will be held or (ii) not less than 60 days before the date of the annual meeting if the date of such meeting, as prescribed in these Bylaws, has been changed by more than 30 days.

         Each such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, (iii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring before the meeting the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting and the reasons for wanting to conduct such business, and (v) any material interest which the stockholder has in such business.

         The Secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Chairman or a committee designated by the Board of Directors for review.

         Notwithstanding the foregoing provisions of this Section 1.4, a stockholder seeking to have a proposal included in the Corporation's proxy statement for an annual meeting of stockholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

         Section 1.5 Special Meetings. Special meetings of the stockholders may be called by the Chairman, the President or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of stockholders may be conducted at the meeting.

         Section 1.6 Notice of Meetings. Written notice stating the place, day and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mail not less than ten nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) to each stockholder of record entitled to vote at such meeting and to such nonvoting stockholders as may be required by law. Such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

         Notice of a stockholders' meeting to act on (i) an amendment of the Articles of Incorporation; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business, or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this paragraph shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange, or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the stockholders, the Corporation shall also send a copy of the agreement to any stockholder who requests it.

         If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed (which shall be done if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting), notice of such date shall be given to those persons entitled to notice who are stockholders as of the new record date, unless a court provides otherwise.

         Section 1.7 Quorum and Voting Requirements. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Shares of other classes and series shall be entitled to such vote as may be provided in the Articles of Incorporation.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or by the Articles of Incorporation. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present unless a different vote in required by the Articles of Incorporation. Less than a quorum may adjourn a meeting.

         Section 1.8 Proxies. A stockholder may vote his shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the stockholder making the appointment. Any fiduciary entitled to vote any shares may vote such shares by proxy.

         Section 1.9 Waiver of Notice; Attendance at Meeting. A stockholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

         A stockholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         Section 1.10 Action Without Meeting. Action required or permitted to be taken at a stockholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the stockholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section shall be effective according to its terms when all consents are in the possession of the Corporation. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

         If not otherwise fixed pursuant to the provisions of Section 1.1, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent described in the preceding paragraph.

         If notice of proposed action is required to be given to nonvoting stockholders and the action is to be taken by unanimous consent of the voting stockholders, the Corporation shall give its nonvoting stockholders written notice of the proposed action at least ten days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required by law to be sent to nonvoting stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action.

         Section 1.11 Voting List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. Such list shall be kept on file at the registered office of the Corporation, or at its principal office or at the office of its transfer agent or registrar, for a period of ten days prior to such meeting and shall be subject to the inspection of any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facia evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders. The right of a stockholder to inspect such list at any other time shall be subject to the limitations established by law.

         If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the stockholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the stockholders after the making of any such demand shall be invalid and of no effect.

                             ARTICLE II - DIRECTORS

         Section 2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

         Section 2.2 Number and Term. The number of directors of the Corporation shall be twelve. This number may be changed from time to time by amendment to these Bylaws to increase or decrease by 30 percent or less the number of directors last elected by the stockholders, but only the stockholders may increase or decrease the number by more than 30 percent. No decrease in number shall have the effect of shortening the term of any incumbent director. Each director shall hold office until his death, resignation or removal or until his successor is elected.

         Section 2.3 Nomination of Candidates. No person shall be eligible for election as a director unless nominated (i) by the Board of Directors upon recommendation of the Nominating Committee or otherwise or (ii) by a stockholder entitled to vote on the election of directors pursuant to the procedures set forth in this Section 2.3; provided, however, that no person shall be eligible to be elected a director after age seventy, except that directors who are sixty-three or over and serving on February 20, 1997 shall not be eligible to be elected a director after age seventy-two.

         Nominations, other than those made by the Board of Directors, may be made only by a stockholder who is a stockholder of record of a class of shares entitled to vote for the election directors at the time of the giving of the notice hereinafter described in this Section 2.3 and only if written notice of the stockholder's intent to nominate one or more persons for election as directors at a meeting of stockholders has been given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation and received (i) on or after December 1st of the year immediately preceding the year in which the meeting will be held and before January 1st of the year in which the meeting will be held, if the meeting is to be an annual meeting and clause
(ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting, as prescribed in these Bylaws, has been changed by more than 30 days, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of stockholders called for the purpose of electing directors is first given to stockholders.

         Each such stockholder's notice shall set forth the following: (i) as to the stockholder giving the notice (a) the name and address of such stockholder as they appear on the Corporation's stock transfer books, (b) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, (c) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings, if any, between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the stockholder wishes to nominate for election as a director (a) the name, age, business address and, if known, residence address of such person,
(b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the Securities Exchange Act of 1934, as amended, or otherwise by the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a director if elected. Each such consent shall also contain a statement from the proposed nominee to the effect that the information about him contained in the notice is correct.

         Section 2.4 Election. Except as provided in Section 2.5 of this Article and in the Articles of Incorporation, the directors shall be elected by the common stockholders and preferred stockholders entitled to vote with the common stockholders at the annual meeting of stockholders, and those nominees who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent.

         Section 2.5 Removal; Vacancies. The stockholders may remove one or more directors, with or without cause. If a director is elected by a voting group, only the stockholders of that voting group may vote to remove him. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the stockholders only at a meeting called for the purpose of removing him and the notice of the meeting must state that the purpose, or one of the purposes of the meeting, is removal of the director.

         A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the stockholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         Section 2.6 Compensation. The Board of Directors may fix the compensation of directors for their services and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board of Directors.

         Section 2.7 Change of Responsibility. A member of the Board of Directors who has a significant change in job responsibility or who ceases to continue to hold the job held at the last Annual Shareholders' Meeting, shall offer a letter of resignation to the Board of Directors promptly upon such change of responsibility or job.

                        ARTICLE III - DIRECTORS' MEETINGS

         Section 3.1 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman or, in his absence, the President, shall designate. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

         Section 3.2 Special Meetings. Special meetings of the Board of Directors shall be held on the call of the Chairman, the President or any three members of the Board of Directors at the principal office of the Corporation or at such other place as the Chairman, or in his absence, the President, shall designate.

         Section 3.3 Telephone Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 3.4 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

         Notice of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address, or such other place as he may have directed in writing, not less than 24 hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

         Section 3.5 Quorum; Voting. A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting; or (ii) he votes against, or abstains from, the action taken.

         Section 3.6 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

         A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 3.7 Action Without Meeting. Action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director.

                       ARTICLE IV - COMMITTEE OF DIRECTORS

         Section 4.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided herein, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the number of directors required to take action under Section 3.5 of these Bylaws.

         Section 4.2 Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to stockholders action that is required by law to be approved by stockholders; (ii) fill vacancies on the Board of Directors or any of its committees; (iii) amend the Articles of Incorporation without stockholder approval; (iv) adopt, amend, or repeal these Bylaws; (v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance, or sale or contract for sale of stock, or determine the designation and relative rights, preferences, and limitations of a class or series of stock, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         Section 4.3 Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of two or more directors, which committee shall have all of the authority of the Board of Directors except to the extent such authority is limited by the provisions of Section 4.2.

         Section 4.4 Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of not less than three directors, none of whom shall be officers, which committee shall regularly review the adequacy of the Corporation's internal financial controls, review with the Corporation's independent public accountants the annual audit and other financial statements, and recommend the selection of the Corporation's independent public accountants.

         Section 4.5 Nominating Committee. The Board of Directors shall appoint a Nominating Committee consisting of not less than three directors, a majority of whom shall not be officers or employees, which committee shall recommend to the Board of Directors the names of persons to be nominated for election as directors of the Corporation.

         Section 4.6 Compensation Committee. The Board of Directors shall appoint a compensation committee consisting of not less than three directors, none of whom shall be officers, which committee shall recommend to the Board of Directors the compensation of directors and those officers of the Corporation who are directors, make awards under the Corporation's discretionary employee benefit plans, and make recommendations from time to time to the Board of Directors regarding the Corporation's compensation program.

         Section 4.7 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall also apply to committees of directors and their members.

                              ARTICLE V - OFFICERS

         Section 5.1 Officers. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such additional officers, including Vice Presidents and other officers, as the Chief Executive Officer or the Board of Directors may deem necessary or advisable to conduct the business of the Corporation. The Chairman and the President shall be members of the Board of Directors and one of them shall be designated as Chief Executive Officer. The Board of Directors shall also designate those officers who are deemed to be "Executive Officers." Any two offices may be combined except the offices of President and Secretary.

         Section 5.2 Election, Term. Executive Officers shall be elected at each annual meeting of the Board of Directors and shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. All other officers shall be appointed by the Chief Executive Officer and shall hold office, unless removed, until their successors are appointed. Any officer may resign at any time upon written notice to the authority which appointed him.

         Section 5.3 Removal of Officers. Officers elected by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors. Appointed officers may be similarly removed by the person having the authority to appoint them.

         Section 5.4 Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge of, and be charged with, the duty of supervision of the business of the Corporation. In addition, he shall perform such duties, from time to time, as may be assigned to him by the Board of Directors.

         Section 5.5 Duties of the Chairman. Unless he declines to serve, the Chairman shall preside at all meetings of the stockholders and the Board of Directors and perform such duties, from time to time, as may be assigned to him by the Board of Directors.

         Section 5.6 Duties of the President. The President shall have such powers and duties as generally pertain to that position and, in the absence of the Chairman, unless he declines to serve, he shall preside at all meetings of the stockholders and the Board of Directors. He shall further perform such duties as may, from time to time, be assigned to him by the Chief Executive Officer or the Board of Directors.

         Section 5.7 Duties of the Secretary. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the stockholders and the Board of Directors, and any committee of the Board of Directors, is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; he may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Chief Executive Officer or the Board of Directors, or as may be required by law.

         Section 5.8 Duties of the Chief Financial Officer. The Chief Financial Officer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; he shall be custodian of the financial records of the Corporation; he shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and shall perform such duties as may be assigned to him by the Chief Executive Officer or the Board of Directors.

         Section 5.9 Duties of Other Officers. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chief Executive Officer or the Board of Directors.

         Section 5.10 Voting Securities of Other Corporations. Any one of the Chairman, the President or the Chief Financial Officer shall have power to act for and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock, or in connection with any consent of stockholders in lieu of any such meeting.

         Section 5.11 Certain Agents. The Chief Executive Officer or such other officer as he may authorize may from time to time engage employees of subsidiaries of the Corporation to be agents for the Corporation to perform staff or operational functions. Such persons may act on behalf of the Corporation under such titles (including designations as divisional officers) as may be specified from time to time by the Chief Executive Officer, but no engagement under this section shall constitute such agent an employee or officer of the Corporation. Such agents shall perform the duties assigned to them from time to time by the Chief Executive Officer or by any other officer of the Corporation authorized to make such assignments. Any such agent may be removed, with or without cause, at any time by the Chief Executive Officer. This section shall not limit the authority any officer or any other employee of the Corporation may otherwise have respecting the engagement of agents for the Corporation.

         Section 5.12 Bonds. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

                       ARTICLE VI - CERTIFICATES OF STOCK

         Section 6.1 Form. Stock of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may (but need not) be sealed with the seal of the Corporation. Any such signature may be a facsimile, engraved or printed, if the certificate is countersigned, manually or by facsimile, by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any such officer or authorized officer of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer or authorized officer of the transfer agent or registrar before such certificate is issued, the certificate shall, nevertheless, be valid.

         Section 6.2 Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 6.3 Transfer. The Board of Directors may make such rules and regulations concerning the issue, registration and transfer of certificates representing the stock of the Corporation as it deems necessary or proper and may appoint transfer agents and registrars. Unless otherwise provided, transfers of stock and of the certificates representing such stock shall be made upon the books of the Corporation by surrender of the certificates for the stock transferred, accompanied by written assignments given by the owners or their attorneys-in-fact.

                         ARTICLE VII - VIRGINIA CONTROL

                            SHARE ACQUISITION STATUTE

         The provisions of Article 14.1 of the Virginia Stock Corporation Act (ss.13.1-728.1 et seq.) in effect on the 8th day of February, 1990, shall not apply to the acquisition of shares of this Corporation.

                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

         Section 8.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference, "FORT JAMES CORPORATION". In the center shall be the word "SEAL".

         Section 8.2 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be a fiscal year of either 52 or 53 weeks ending on the last Sunday in December.

         Section 8.3 Constitutive Resolutions. A "Constitutive Resolution" is a resolution of the Board of Directors which is (i) designated therein as a "Constitutive Resolution" and (ii) adopted by the unanimous vote of the directors present and voting if a quorum is present when a vote is taken. Notwithstanding anything in Section 3.5 or any other provision of these Bylaws to the contrary, a Constitutive Resolution can only be rescinded, revoked, amended or modified by the affirmative vote of all the directors then in office and the quorum of the Board of Directors which shall be present to consider such action shall be the number of directors then in office.

         Section 8.4 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors by a majority of the Board except that action to adopt or amend a bylaw that changes the quorum or voting requirement applicable to meetings of the Board of Directors must meet the quorum requirement and be adopted by the vote required to take action under the quorum and voting requirement then in effect. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.